Exhibit 99.1

AFC GAMMA, INC. ANNOUNCES APPOINTMENT OF BRETT KAUFMAN AS NEW CHIEF FINANCIAL OFFICER

Brings Extensive Leadership Experience and Deep Financial Acumen

Thomas Geoffroy to Transition to Role of Chief Financial Officer of AFC Gamma’s External Manager, AFC Management, LLC

WEST PALM BEACH, FL, August 5, 2021 – AFC Gamma, Inc. (“AFC Gamma”) (Nasdaq: AFCG), a commercial real estate finance company that provides loans to operators in the cannabis industry, today announced the appointment of Brett Kaufman as its new Chief Financial Officer and Treasurer, effective August 6, 2021. Mr. Kaufman most recently served as Senior Vice President and Chief Financial Officer of Ladenburg Thalmann Financial Services Inc. He succeeds Thomas Geoffroy, who served as the Company’s initial CFO, and is transitioning to the role of Chief Financial Officer of AFC Gamma’s external manager, AFC Management, LLC.

AFC Gamma’s Chief Executive Officer, Leonard Tannenbaum, said, “We are delighted to have someone of Brett’s caliber take on the CFO role at AFC Gamma. Brett is a proven leader, with more than 26 years of experience in managing large scale financial operations, and brings deep financial acumen, a strong strategic mindset and proven leadership abilities to AFC Gamma’s growing team. On behalf of the Board, I would like to thank Tom for his contributions to AFC Gamma, and his hard work and dedication that helped ensure a successful public listing.”

“AFC Gamma is a true leader in the rapidly growing cannabis lending market with significant opportunities for growth and value creation. I am excited to join the team at such an important time in the Company’s history,” said Mr. Kaufman. “I look forward to working with Len and the management team as we continue to grow the business and build on our success for years to come.”

About Brett Kaufman

Mr. Kaufman joins AFC Gamma with broad experience in corporate and operational finance, most recently serving as Senior Vice President and Chief Financial Officer of Ladenburg Thalmann Financial Services Inc., an NYSE-listed diversified financial services company, which generated approximately $1.5 billion in revenue on a trailing twelve-month basis prior to being sold in 2020. Prior to that, from April 1999 until March 2008, he served in roles of increasing responsibility at Bear Stearns Companies Inc., including Managing Director and Director of Financial Planning and Analysis. While at Bear Stearns, Mr. Kaufman was responsible for providing strategic leadership and oversight for the company’s financial reporting, planning, budgeting and forecasting initiatives on a worldwide basis. He also worked for approximately five years at PricewaterhouseCoopers LLP in the Audit and Business Advisory Services division. Mr. Kaufman earned a B.S. in Accounting from Binghamton University.

About AFC Gamma, Inc.

AFC Gamma is a commercial real estate finance company that provides a range of lending solutions to established operators in the cannabis industry. AFC Gamma originates, structures and underwrites senior secured loans and other types of loan solutions in states that have legalized medicinal and/or adult use cannabis. AFC Gamma intends to elect and qualify to be taxed as a real estate investment trust, commencing with its taxable year ending December 31, 2020.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect the AFC Gamma’s current views and projections with respect to, among other things, future events and financial performance. All statements other than historical facts, including, without limitation, statements regarding the potential growth of AFC Gamma’s business and the cannabis industry are forward-looking statements, and the company intends such statements to be covered by the safe harbor provisions contained therein. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements include these words. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors, including the uncertainties related to market conditions, changes in the regulations of the cannabis industry and other important risks and uncertainties, including, without limitation, those discussed under the caption “Risk Factors” in our final prospectus filed with the U.S. Securities Exchange Commission on June 24, 2021, relating to the company’s Registration Statement on Form S-11, as amended (File No. 333- 257248), could cause actual results and performance to differ materially from those projected in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for the company to predict those events or how they may affect AFC Gamma. Therefore, you should not place undue reliance on these forward-looking statements. AFC Gamma does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in the company’s expectations or otherwise, except as required by law.

INVESTOR CONTACT:
Robyn Tannenbaum
561-510-2293
ir@advancedflowercapital.com

MEDIA CONTACT:
Jim Golden / Scott Bisang / Jack Kelleher
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449